3DSYSTEMS

Investor Webcast

Acquisition of Z Corp and Vidar

November 2011





www.3dsystems.com NYSE:DDD

Participants

Stacey Witten	• Investor Relations Manager
Abe Reichental	• President & Chief Executive Officer
Damon Gregoire	• Senior Vice President & Chief Financial Officer
Bob Grace	• Vice President & General Counsel

Welcome Webcast Viewers

To listen to the conference via phone and to ask questions during our Q&A session, please dial:

- 1-866-770-7120 in the United States
- 1-617-213-8065 from outside the United States
- Participant Code: 44360829

Forward Looking Statements

This presentation contains forward-looking statements, as defined by federal and state securities laws. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K which was filed on February 17, 2011. These are available at www.SEC.gov.

Acquisition Overview

Abe Reichental - President and CEO





www.3dsystems.com NYSE:DDD

Acquisition Highlights

- Differentiated print engine technology brings speed and full color capabilities
- Profitable razor and blades business contributes accretive gross profit margins
- Doubling reseller channel drives incremental revenue from combined portfolio
- Highly complementary portfolio closes price and performance gap
- Expected to be accretive to cash and Non-GAAP earnings with identified synergies

Combination enhances competition, creates value and delivers better customer experience

Natural Fit Creates Enhanced User Experience and Value


THE FASTEST,
MOST AFFORDABLE
COLOR 3D PRINTING

Highly complementary printers and scanners with ease of use and full color offer differentiation and print speed advantage



Complementary reseller channels double global coverage. Expanded channel of over 330 resellers expected to drive accelerated revenue growth from selling combined portfolio

Complements Printer Performance and Price Points

Current

Personal 3D Printers	Professional 3D Printers	Production 3D Printers
		
Price: $1,300 - $14,500	Price: $49,000 - $199,000	Price: $250,000 - $950,000

Combined

Personal 3D Printers	Professional 3D Printers	Production 3D Printers
		
Price: $1,300 - $15,000	Price: $20,000 - $225,000	Price: $250,000 - $950,000

Expands Content-To-Print Tools and Services

Content Creation



Price: $199 - $1,999

Content Downloads



Price: $9 - $999

On Demand Parts


Take a PEAK™


Click Here for a Quote

Price: $25-$2,500

Content Capture



Broadens Verticals Into MCAD, ARCH & Consumer


3D PRINTING HELPS CISCO UPHOLD SCANDINAVIAN DESIGN TRADITION
speed time to market.
prototypes in hours
one-fifth the cost
elite designs
global design reviews.
"We get prototypes quickly, we refine them quickly, we create new ones, and we derive elite designs..."
Learn more about 3D printing at www.zcorp.com
ZCORPORATION







Augments Consumer Growth Initiative


Create or capture


Print it yourself


Have it printed


Upload content


Download content


Print in color

Vidar Expands Healthcare Portfolio and Reach

Leadership In Medical Film Scanning Solutions

DiagnosticPRO® used in mammography	CAD PRO® used in mammography	SIERRA® used in PACS & teleradiology	DosimetryPRO® used in oncology and dosimetry	Dental Scanners

Reseller network includes Siemens, General Electric, Philips, McKesson, iCad, Carestream, and Fujifilm Medical Solutions



DiagnosticPRO®



CAD PRO®



SIERRA®



DosimetryPRO®

Catalyzes Healthcare Growth Initiative



3D SYSTEMS

Acquisition Financial Highlights

Damon Gregoire - Senior Vice President and CFO





www.3dsystems.com NYSE:DDD

Acquisition Overview

Agreed Transaction

- 3D Systems signed a definitive agreement with Contex Group A/S to purchase two Contex subsidiaries, Z Corporation ("Z Corp") and Vidar Systems ("Vidar"), for $137 million in cash financed with a new $152 million convertible note
- Z Corp manufactures, markets and sells an entirely complementary line of scanners, printers, materials and services
- Vidar produces X-ray film digitizers for the healthcare industry
- The transaction is subject to customary closing conditions, including the receipt of regulatory approval and is expected to close shortly after all closing conditions are met, we hope by the end of 2011 or early 2012.

Complements Our Portfolio, Supercharges Our Strategy

- Complementary product portfolio and recognized brands provides significant opportunities for long-term growth and value creation
- Right time to position 3D Systems to take full advantage of rapidly expanding space
- Leverage from recognized Z Corp and Vidar brands and global presence
- Synergies of $5-10 million comprising of accelerated revenue growth from combined products and channels and identified integration cost reductions are expected
- We expect to incur one time professional M&A and restructuring expenses in the range of $2.70-$3.20 million during the fourth quarter of 2011, related primarily to the completion of this transaction but inclusive of all other acquisition activities and related restructuring costs that are primarily attributable to the Huntsman specialty materials acquisition

Financials Summary For Z Corp and Vidar

Combined LTM revenue of $58 million | **Gross profit margin of 55%**

Revenue



($mm)
$75
$60
$45
$30
$15
$0
$66
$52
$56
$58
2008A
2009A
2010A
LTM 6/30/2011

Gross Profit



($mm)
$45
$36
$27
$18
$9
$0
$39
$29
$31
$32
2008A
2009A
2010A
LTM 6/30/2011

Income from Operations



($mm)
$6
$5
$4
$3
$1
$0
$5
$2
$5
$6
2008A
2009A
2010A
LTM 6/30/2011

- Management has identified and expects to achieve $5-$10 million of synergies, consisting of:
  - Incremental sales generated through the combined channel selling the full portfolio
  - Reduced combined operating expenses from integration and consolidation activities

Pro Forma Revenue Mix

Based On 2010 Combined Revenue Snapshot

Revenue Mix

3D Systems



Printers 30%
Services 39%
Materials 32%

+

Z Corp + Vidar



Services 10%
Materials 27%
Printers 63%

→

Pro Forma



Services 32%
Printers 37%
Materials 30%

Printer Mix

3D Systems



Personal & Professional 41%
Production 59%

+

Z Corp + Vidar

Personal & Professional 100%

→

Pro Forma



Personal & Professional 64%
Production 36%

Balanced Revenue Composition | Remixed Revenue Buckets | Units And Revenue Alignment

Note: 3D Systems statistics pro forma for Quickparts acquisition per 8-K filing on February 22nd, 2011.

Acquisition Scales Our Target Operating Model

($ millions) Drivers	GAAP Model Ranges		Non-GAAP Model Ranges	
Revenue	$400	$500	$400	$500
Gross Profit	56%	60%	56%	60%
Operating Expenses	31%	28%	23%	21%
Operating Income	25%	32%	35%	41%
Net Income After Tax*	15%	22%	20%	24%
Capital Expenditures	2%	2%	2%	2%
Recurring Revenue	75%	80%	75%	80%
Depreciation & Amortization	Non-GAAP Adjustment		5%	4%
Intangibles Amortization			2%	2%
Non-cash Compensation			1%	1%

- * Model based on net income is inclusive of the estimated fully-burdened tax rate of 38% and interest expense on the senior convertible Note
- The company's current NOLs of $48 million reduce the cash taxes to the portion relating to the non-U.S. obligations
- All Non-GAAP ranges are reported on a tax adjustments basis
- Model is inclusive of the ~$75 million of trailing revenue from acquisitions of Formero, Kemo, Huntsman, Z Corp and Vidar

This target model is not intended to constitute financial guidance related to the company's expected performance. It is based upon management's current expectations concerning future events and trends and is necessarily subject to uncertainties.

Acquisition Financing Outline

We completed a private placement of $152 million of 5.50% Senior Convertible Notes due 2016 with institutional accredited investors and qualified institutional buyers

Initial conversion rate of 46.6021 shares of common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $21.46 per share of common stock

The Company will have the right to pay cash, a combination of cash and common stock, or shares of the Company's common stock for any Notes that are converted or redeemed. The Notes will mature on December 15, 2016

If this acquisition is not consummated or all of the net proceeds of the private placement are not used in connection with that acquisition, 3D Systems intends to use any remaining net proceeds for general corporate purposes

In Conclusion

- Doubling reseller channel accelerates revenue growth from combined portfolio and presence
- Profitable razor and blades business with accretive gross profit margins enhances Non-GAAP earnings power
- Highly complementary portfolio closes price and performance gap and delivers greater customer value
- Differentiated print engine technology brings speed and full color capabilities, enhancing competition and customer experience
- Expected to be accretive to cash and Non-GAAP earnings with identified synergies

Q&A Session

Out of respect for other conference call participants, please ask one question and then return to the queue to ask additional questions

Please direct all questions through the teleconference portion of this call

To ask questions:

- U.S.: 1-866-770-7120
- International: 1-617-213-8065
- Conference ID: 44360829

3DSYSTEMS™

Thank You





www.3dsystems.com NYSE: DDD